OSBORN COMMUNICATIONS CORPORATION
SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

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                                                             Additions          Deductions
                                                       ---------------------   ------------
                                          Balance at   Operating                 Accounts     Balance at
                                           beginning   companies    Charged     written-off,    end of
                                           of period    acquired   to income        net         period
                                          ----------   ---------   ---------    -----------   ----------
Deductions from accounts receivable:
Year ended December 31, 1995                $370,317        -       $489,097     (341,257)     $518,157
Year ended December 31, 1994                 276,153        -        475,082     (380,918)      370,317
Year ended December 31, 1993                 271,818        -        447,905     (443,570)      276,153

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